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                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                                  HEROES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

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                              INFORMATION STATEMENT

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY

             NOTICE OF SHAREHOLDER CONSENT TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF HEROES, INC.

         This information statement ("Information Statement") is furnished to holders of record of the common stock of Heroes, Inc., a Nevada corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. The purpose of this Information Statement is to inform all stockholders of the approval of the amendment of the Company's Articles of Incorporation providing for an increase in the number of authorized shares of Heroes, Inc. This Information Statement is being mailed or delivered to the stockholders of the Company on or about September 4, 2001.

         We are not seeking consent, authorization or proxies from you since the Company has obtained the written consent of the holders of a majority of the outstanding shares of common stock of the Company pursuant to Section 78.320 of the General Corporation Law of the State of Nevada. The record date for determining stockholders entitled to receive this Information Statement has been established as August 13, 2001 (the "Record Date"). On the Record Date, the number of shares of the Company's common stock outstanding was 60,285,760 shares; the number of shares that voted to approve the aforementioned actions was 30,203,166 representing 50.1% of the outstanding shares of the Company. The Company proposes to file the amendment to the Company's Articles of Incorporation (the "Amended Articles") with the Nevada Secretary of State twenty
(20) days after the mailing date of this Information Statement, which the Company anticipates will be on or about September 24, 2001.

                                 CAPITALIZATION

         The Company's Board of Directors (the "Board") has approved a proposal to amend the Company's Articles of Incorporation such that the authorized capital of the corporation shall consist of Five hundred million (500,000,000) common shares, par value $0.001 per share. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders. The increase in the number of authorized shares will become effective upon the filing of the Amended Articles with the Nevada Secretary of State.

         The Board believes that the additional shares of common stock resulting from the increase in authorized capital should be available for issuance from time to time as may be required for various purposes, including the issuance of common stock in connection with financing or acquisition transactions and the issuance or reservation of common stock for employee stock options. We anticipate that in the future we will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. The Company has entered into preliminary discussions and has signed a letter of intent to exchange shares of the company for all the issued and outstanding shares of Internet Advantage, Inc. Due to the preliminary nature of the transaction, the exact number of shares to complete the transaction is not known. If the parties reach a definitive agreement, the exact number of shares will be disclosed. The proposed increase in authorized capital will permit the Board to authorize the issuance of shares for these purposes without the necessity, and related costs and


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delays, of calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders to increase the authorized capital. If in a particular instance stockholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized.

         The stockholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares. The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures in effect on the date of this proxy statement. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to those persons or groups believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock as of August 13, 2001 based upon certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Exchange Act by such persons or groups. Other than those listed below, the Company is not aware of any person or group that owns more than 5% of the Company Common Stock.

                                              Amount and Nature of   Percent of
Title of Class    Name of Beneficial Owner    Beneficial Ownership    Class (1)
--------------    ------------------------    --------------------   ----------

 Common Stock     Vicki Cook                        9,256,693          15.35%

 Common Stock     John Julian                       3,451,446            5.7%

 Common Stock     Tammy Lambert                     5,211,345            8.6%

 Common Stock     Amer Mardam-Bey                   5,342,683            8.9%

(1)      Based on 60,285,760 shares of Common Stock outstanding on the Record
         Date.


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         The following table sets forth the security ownership of all Directors and Executive Officers of the Company as of the date of this Information Statement.

                                               Amount and Nature of   Percent of
Title of Class   Name of Officer or Director   Beneficial Ownership    Class (1)
--------------   ---------------------------   --------------------   ----------

 Common Stock    Amer Mardam-Bey                      5,342,683           8.9%

 Common Stock    Tammy Lambert                        5,211,345           8.6%

 Common Stock    Chris Smith                            962,196          1.60%

 Common Stock    Carl Smith                                   0             0%

(1)      Based on 60,285,760 shares of Common Stock outstanding on the Record
         Date.

                             ADDITIONAL INFORMATION

         This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Information Statement. Please read the Information Statement carefully.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at HTTP://WWW.SEC.GOV. You may also obtain copies of the filings the Company has made with the SEC directly from the Company by requesting them in writing or by telephone at the following:

                                  Heroes, Inc.
                            1915 B Chain Bridge Road
                                    Suite 506
                                McLean, VA 22102
                                  703-761-1900

                Attention: Tammy L. Lambert, Corporate Secretary

                                             By Order of the Board of Directors,


                                             -----------------------------------
                                             Tammy L. Lambert
                                             Corporate Secretary